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                                                                  EXECUTION COPY

                                                                    EXHIBIT 99.1


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                            STOCK PURCHASE AGREEMENT

                                 by and between

                           SIRIUS SATELLITE RADIO INC.

                                       and

           BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P.

                          Dated as of December 23, 1999


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                                TABLE OF CONTENTS

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                                    ARTICLE 1

DEFINITIONS....................................................................1

1.1  Definitions...............................................................1

                                    ARTICLE 2

PURCHASE AND SALE OF SECURITIES................................................6

2.1  Purchase and Sale of Securities...........................................6
2.2  Certificates of Designation...............................................6
2.3  Closing...................................................................6

                                    ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................7

3.1  Corporate Existence and Power.............................................7
3.2  Subsidiaries..............................................................7
3.3  Corporate Authorization; No Contravention.................................7
3.4  Governmental Authorization; Third Party Consents..........................7
3.5  Binding Effect............................................................8
3.6  Capitalization of the Company.............................................8
3.7  SEC Filings; Financial Statements.........................................9
3.8  Absence of Certain Developments..........................................10
3.9  Compliance with Laws.....................................................10
3.10  Licenses................................................................10
3.11  Litigation..............................................................10
3.12  Intellectual Property...................................................10
3.13  Private Offering........................................................11
3.14  Rights Agreement........................................................11
3.15  Board Approval; Delaware GCL 203........................................11
3.16  Brokers or Finders......................................................12

                                    ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..............................12

4.1  Existence and Power......................................................12
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4.2  Authorization; No Contravention..........................................12
4.3  Governmental Authorization; Third Party Consents.........................12
4.4  Binding Effect...........................................................13
4.5  Purchase for Own Account.................................................13
4.6  Sufficient Funds.........................................................13
4.7  Brokers or Finders.......................................................13

                                    ARTICLE 5

COVENANTS OF THE COMPANY......................................................14

5.1  Conduct of Business......................................................14
5.2  Indemnification of Brokerage.............................................14
5.3  Rule 144.................................................................14
5.4  Rights Agreement.........................................................14

                                    ARTICLE 6

COVENANTS OF THE PURCHASER....................................................15

6.1  Indemnification of Brokerage.............................................15
6.2  Lock-Up Agreement........................................................15
6.3  Short Sales and Derivatives..............................................16

                                    ARTICLE 7

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO CLOSE.............16

7.1  Representations and Covenants............................................16
7.2  Consents and Approvals...................................................16
7.3  Filing of Certificate of Designation.....................................16
7.4  Opinion of Counsel to the Company........................................16
7.5  HSR Act..................................................................17
7.6  No Claims................................................................17

                                    ARTICLE 8

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE................17

8.1  Representations and Covenants............................................17
8.2  Consents and Approvals...................................................17
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8.3  HSR Act..................................................................17
8.4  No Claims................................................................18

                                    ARTICLE 9

REGISTRATION RIGHTS...........................................................18

9.1  Requested Registration...................................................18
9.2  Company Registration.....................................................19
9.3  Transferability..........................................................20
9.4  Expenses of Registration.................................................20
9.5  Registration Procedures..................................................20
9.6  Indemnification..........................................................22

                                   ARTICLE 10

TERMINATION OF AGREEMENT......................................................23

10.1  Termination.............................................................24
10.2  Survival After Termination..............................................24

                                   ARTICLE 11

MISCELLANEOUS.................................................................25

11.1  HSR Approval............................................................25
11.2  Expenses................................................................25
11.3  Notices.................................................................25
11.4  Successors and Assigns..................................................26
11.5  Amendment and Waiver....................................................26
11.6  Counterparts............................................................27
11.7  Headings................................................................27
11.8  GOVERNING LAW...........................................................27
11.9  Severability............................................................27
11.10  Entire Agreement.......................................................27
11.11  Further Assurances.....................................................27
11.12  Public Announcements...................................................27

SCHEDULE 3.2     Subsidiaries of the Company
SCHEDULE 3.3     Defaults
SCHEDULE 3.4     Required Consents
SCHEDULE 3.6     Outstanding Options and Warrants


                                      iii
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                                                                            Page
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SCHEDULE 3.11    Litigation
EXHIBIT A        Form of Certificate of Designations of
                 9.2% Series D Junior Cumulative Convertible Preferred Stock

                            STOCK PURCHASE AGREEMENT

       STOCK PURCHASE AGREEMENT, dated as of December 23, 1999 (this "Agreement"), by and between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company") and BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND, L.P., a Delaware limited partnership ("BCP III", and together with its successors and permitted assigns, the "Purchasers").

       WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers propose to buy, for an aggregate purchase price of Two Hundred Million Dollars ($200,000,000), 2,000,000 shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock, par value $.001 per share, of the Company;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

       1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

       "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Person specified.

       "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

       "Allocation Notice" has the meaning assigned to such term in Section 2.3(b).

       "BCP III" has the meaning assigned to such term in the preamble.

       "Beneficial Owner" shall mean, with respect to any securities, a Person who beneficially owns such securities within the meaning of Rule 13d-3 under the Exchange Act, and "beneficially owned" and "beneficial ownership" shall have correlative meanings.

       "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

       "Broker" has the meaning assigned to such term in Section 3.16.

       "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

       "Bylaws" means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

       "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

       "Claims" means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

       "Closing" has the meaning assigned to such term in Section 2.3.

       "Closing Date" has the meaning assigned to such term in Section 2.3.

       "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

       "Common Stock" means the common stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

       "Company Options" has the meaning assigned to such term in Section 3.6.

       "Contemplated Transaction" means the transaction contemplated by this Agreement, including without limitation the purchase and sale of the Series D Preferred Stock.

       "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

       "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       "Convertible Subordinated Notes" means the Company's 8-3/4% Convertible Subordinated Notes due 2009.

       "Delaware GCL" means the Delaware General Corporation Law.

       "Demand Notice" has the meaning assigned to such term in Section 9.1(a).

       "Dividend Shares" means any shares of Series D Preferred Stock issued as in-kind dividends on (a) the Purchased Shares or (b) other shares of Series D Preferred Stock issued as in-kind dividends.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

       "Exercising Holder" has the meaning assigned to such term in Section 9.1(b).

       "Existing Plans" has the meaning assigned to such term in Section 3.6.

       "FCC" has the meaning assigned to such term in Section 3.8.

       "GAAP" means United States generally accepted accounting principles as in effect from time to time.

       "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

       "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

       "Holder" means a holder of shares of Series D Preferred Stock or Series D Registrable Securities.

       "Intellectual Property" has the meaning assigned to such term in Section 3.12.

       "Licenses" has the meaning assigned to such term in Section 3.10.

       "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

       "Lock-up Period" has the meaning assigned to such term in Section 6.2.

       "Lock-up Request" has the meaning assigned to such term in Section 6.2.

       "Loral" means Loral Space & Communications, Ltd., a Bermuda corporation.

       "Material Adverse Effect" has the meaning assigned to such term in
Section 3.8.

       "NASD" means the National Association of Securities Dealers, Inc.

       "Offering" has the meaning assigned to such term in Section 6.2.

       "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

       "Prospectus" shall mean the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

       "Purchased Shares" has the meaning assigned to such term in Section 2.1.

       "Purchasers" has the meaning assigned to such term in the preamble.

       "Purchasers' Fee" has the meaning assigned to such term in Section 4.7.

       "Registrable Securities" has the meaning assigned to such term in Section 9.1(c).

       "Registration Expenses" means all expenses incurred by the Company in compliance with Article 9, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audit incident to or required by any such registration.

       "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

       "Required Consents" has the meaning assigned to such term in Section 3.4.

       "Requirement of Law" means, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination (including, without limitation, those related to taxes) of an arbitrator or a court or other Governmental Authority or of the NASD or the Nasdaq National Market or any national securities exchange on which the Common Stock is listed or admitted to trading, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to the transactions contemplated hereby.

       "Rights Agreement" has the meaning assigned to such term in Section 3.14(a).

       "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

       "SEC Reports" means all proxy statements, registration statements, reports and other documents filed or required to be filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since December 31, 1998.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

       "Seller's Fee" has the meaning assigned to such term in Section 3.16.

       "Series A Preferred Stock" means the Company's 9.2% Series A Junior Cumulative Convertible Preferred Stock, par value $.001 per share.

       "Series B Preferred Stock" means the Company's 9.2% Series B Junior Cumulative Convertible Preferred Stock, par value $.001 per share.

       "Series C Preferred Stock" means the Company's 10 1/2% Series C Convertible Preferred Stock, par value $.001 per share.

       "Series C Warrants" has the meaning assigned to such term in Section 3.6.

       "Series D Preferred Stock" means the Company's 9.2% Series D Junior Cumulative Convertible Preferred Stock, par value $.001 per share, established by the filing of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights thereof in the form attached hereto as Exhibit A in the Office of the Secretary of State of Delaware.

       "Series D Registrable Securities" shall mean the shares of Common Stock into which shares of Series D Preferred Stock issued hereunder or by way of any in-kind dividend have been or may be converted and any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock, until, in the case of any such share, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or
(ii) it
is distributed to the public by the holder thereof pursuant to Rule 144; provided, however, that for purposes of Article 9 and Article 6, during the period in which disposition of such securities would violate the terms of a lock-up agreement, Series D Registrable Securities shall not include any shares of Common Stock into which shares of Series D Preferred Stock that are subject to such lock-up agreement may be converted.

       "Subsidiary" means, in respect of any Person, any other Person which, at the time as of which any determination is made, such Person or one or more of its Subsidiaries has, directly or indirectly, voting control.

       "Termination Date" has the meaning assigned to such term in Section 10.1(a).

       "Transfer" means any sale, assignment, hypothecation, transfer or other disposition. "Transferor" and "Transferee" shall have correlative meanings.

                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

       2.1 Purchase and Sale of Securities. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company agrees to sell to the Purchasers, and the Purchasers agree collectively to purchase from the Company, on the Closing Date, an aggregate of 2,000,000 shares of Series D Preferred Stock for the aggregate purchase price of $200,000,000 (all of the shares of Series D Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

       2.2 Certificates of Designation. The Series D Preferred Stock shall have the powers, rights and preferences set forth in the form of Certificate of Designation thereof attached hereto as Exhibit A.

       2.3 Closing. (a) The purchase and issuance of the Purchased Shares shall take place at a closing (the "Closing") to be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3954, at 10:00 A.M., local time, on the fifth Business Day after the conditions to closing set forth in Articles 7 and 8 (other than those to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived by the party entitled to waive such conditions or such other day as may be mutually agreed to by the parties hereto (the "Closing Date").

       (b) Not less than two Business Days prior to the Closing, the Purchasers shall advise the Company in writing (the "Allocation Notice") of the names in which to register the shares of Series D Preferred Stock to be purchased at the Closing (which shall be the names of one or both of the Purchasers or their nominees) and the number of shares to be purchased by each Purchaser (which numbers, when added together, shall equal 2,000,000). At the Closing, the Company shall deliver to the Purchasers certificates representing the Purchased Shares, duly registered in the name of each Purchaser or its nominee (as set forth in the Allocation Notice), and the Purchasers shall deliver to the Company the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchasers at least two Business Days before the Closing.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to the Purchasers as follows:

       3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

       3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization. Except as disclosed on Schedule 3.2, all of the issued and outstanding capital stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of capital stock (or equivalent interests) of such Subsidiary.

       3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Contemplated Transaction, including, without limitation, the sale, issuance and delivery of the Purchased Shares, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or Bylaws of the Company or the organizational documents of its Subsidiaries; and (c) do not violate or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation of the Company or its Subsidiaries or any Requirement of Law applicable to the Company or its Subsidiaries. Except as set forth on

Schedule 3.3, no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default or change of control under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or its Subsidiaries or the Certificate of Incorporation or Bylaws or the organizational documents of the Company's Subsidiaries.

       3.4 Governmental Authorization; Third Party Consents. Except for the approvals and consents as listed on Schedule 3.4 hereto (collectively, the "Required Consents"), no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, (i) the sale, issuance and delivery of the Purchased Shares, (ii) the payment of in-kind dividends on the Purchased Shares and any Dividend Shares and (iii) the conversion of the Purchased Shares and any Dividend Shares into shares of Common Stock) by the Company, or enforcement against the Company, of this Agreement or the Contemplated Transaction. Other than clearance under the HSR Act, the Company has obtained the irrevocable consent or waiver of the necessary party or parties with respect to each of the Required Consents.

       3.5 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by considerations of public policy and subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

       3.6 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which, as of December 22, 1999 (a) 28,699,177 shares were issued and outstanding and (b) 34,277,302 shares were reserved for issuance upon (x) the exercise of outstanding stock options or warrants to purchase Common Stock referred to on
Schedule 3.6 hereto and (y) the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, shares of Series C Preferred Stock issuable pursuant to warrants to purchase Series C Preferred Stock and the Convertible Subordinated Notes, and (ii) 50,000,000 shares of Preferred Stock, of which, as of December 22, 1999 (a) 1,461,270 shares of Series A Preferred Stock were issued and outstanding, (b) 655,407 shares of Series B Preferred Stock were issued and outstanding and (c) 1,248,776 shares of Series C Preferred Stock were issued and outstanding. Each share of Series A Preferred Stock and Series B Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the $100 liquidation preference of the Series A Preferred Stock and Series B Preferred Stock (without accrued and unpaid dividends) by $30 (as adjusted from time to time in accordance with the relevant certificate of designations as currently in effect). Each share of Series C Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the $100 liquidation preference of the Series C Preferred Stock (without accrued and unpaid dividends) by $18 (as adjusted from time to time in accordance with the relevant certificate of designations as currently in effect). The Company has previously provided the Purchasers with a true and correct list of all outstanding options or warrants to purchase shares of any class or series of capital stock of the Company other than Series C Preferred Stock and other than capital stock which may be purchased under the Existing Plans (collectively, the "Company Options"), a true and correct list of all outstanding options or warrants to purchase Series C Preferred Stock (collectively, the "Series C Warrants") and a true and correct list of each of the Company's stock option, incentive or other plans pursuant to which options or warrants to purchase capital stock of the Company may be issued, including any such plan adopted as of the date hereof but which remain subject to stockholder approval (collectively, the "Existing Plans"). Except as set forth above, there exists no options or warrants to purchase Series A Preferred Stock, Series B Preferred Stock or any other series or class of preferred stock of the Company. Except (a) as set forth in this Section 3.6, (b) shares of Common Stock issued (i) pursuant to the exercise of outstanding Company Options or (ii) on the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Convertible Subordinated Notes or shares of Series C Preferred Stock issuable upon the exercise of outstanding Series C Warrants and (c) options granted under Existing Plans, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of capital stock of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of capital stock. The Company has not created any "phantom stock," stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. None of the Company's outstanding debt or debt instruments provide voting rights with respect to the Company to the holders thereof. Other than Loral, which has irrevocably waived its rights in connection with the Contemplated Transaction, no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company in connection with the Contemplated Transaction. All of the issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are, and the Purchased Shares (when issued hereunder) after payment of the purchase price therefor to the Company, will be, duly authorized, validly issued, fully paid and nonassessable. In addition, all of the (a) Dividend Shares and (b) shares of Common Stock issued upon conversion of the Purchased Shares and any Dividend Shares, if and when issued, will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved for issuance the maximum number (subject to adjustment from time to time) of shares of (x) Series D Preferred Stock issuable as in-kind dividends on the Purchased Shares and any Dividend Shares and (y) Common Stock issuable upon conversion of the Purchased Shares and any Dividend Shares.

       3.7 SEC Filings; Financial Statements. (a) The Company has timely filed all SEC Reports. The SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading.

       (b) Each of the Company's financial statements (including, in each case, any related notes) contained in the SEC Reports complied as to form in all material respects with applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of the Company and its Subsidiaries as at the respective dates and for the periods indicated, except that the unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

       3.8 Absence of Certain Developments. Since December 31, 1998, except as described in the SEC Reports filed with the Commission prior to the date hereof, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). For purposes of this Agreement, "Material Adverse Effect" shall include any material adverse change in or affecting the technical feasibility of the Company's proposed satellite broadcast system (including, without limitation, its terrestrial repeater transmitter network or customer end-user components such as integrated circuits, adapters for existing radios and antennas), existing or proposed Federal Communications Commission ("FCC") approvals and proposed agreements with one or more consumer electronics manufacturers, in each case as may be required in connection with the Company's planned operations as described in the SEC Reports filed as of the date hereof, but shall not include any change or prospective change which principally affects the date on which the Company will commence commercial operations but does not do any of the following: (a) affect the underlying technical feasibility of the Company's operations, (b) materially increase the total cost of achieving commercial operability or (c) affect the timing of any FCC approval.

       3.9 Compliance with Laws. None of the Company or its Subsidiaries is in material violation of any Requirement of Law to which it is subject.

       3.10 Licenses. The Company has no reason to believe that either (a) it will not finally obtain any license, permit, franchise or other authorizations (collectively, "Licenses") necessary for it to conduct its business as described in the SEC Reports or (b) any such Licenses will not be obtained on a timely basis. As of the date hereof, the Company and its Subsidiaries possess all Licenses necessary to conduct their business as currently being conducted, except for the failure to possess such Licenses as would not reasonably be expected to result in a Material Adverse Effect.

       3.11 Litigation. Except as set forth on Schedule 3.11, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiaries which, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect.

       3.12 Intellectual Property. The Company and its Subsidiaries own, free and clear of all Liens, and have good and marketable title to, or hold adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques (collectively, "Intellectual Property") used or proposed to be used in or necessary for the conduct of their business as now conducted or as proposed to be conducted in the SEC Reports. The Company has not received notice or otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Company's Intellectual Property. To the best of the Company's knowledge, the business of the Company as presently conducted and as proposed to be conducted in the SEC Reports does not infringe upon or violate any Intellectual Property rights of others.

       3.13 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale, or issuance of the Purchased Shares pursuant to this Agreement, assuming the accuracy of the Purchasers' representation contained in Section 4.5.

       3.14 Rights Agreement.

       (a) The execution and delivery of this Agreement by the Company and the consummation of the Contemplated Transaction (including, without limitation, the payment of any in-kind dividends on the Purchased Shares and any Dividend Shares and the issuance of Common Stock upon conversion of the Purchased Shares and any Dividend Shares) does not and will not (i) result in the ability of any person to exercise any Rights under the Rights Agreement, dated as of October 22, 1997, between the Company and Continental Stock Transfer & Trust Company, as rights agent (as amended, the "Rights Agreement"), (ii) enable or require the Rights (as defined in the Rights Agreement) to separate from the shares of Common Stock to which they are attached or to be triggered or become exercisable, (iii) cause any "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Rights Agreement) to occur or (iv) prior to the Closing Date, cause any Purchaser to "beneficially own" (as such term is defined in the Rights Agreement) any shares of Common Stock.

       (b) No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Rights Agreement) has occurred or will occur as a result of the Contemplated Transaction (including, without limitation, the payment of any in-kind dividends on the

Purchased Shares and any Dividend Shares and the issuance of Common Stock upon conversion of the Purchased Shares and any Dividend Shares).

       3.15 Board Approval; Delaware GCL 203

       (a) The Board of Directors, at a meeting duly called and held, has determined the Contemplated Transaction to be advisable and in the best interests of the Company and its stockholders and has approved the Contemplated Transaction.

       (b) The Company has taken all action necessary to cause the restriction contained in Section 203 of the Delaware GCL to be inapplicable to the Contemplated Transaction and to approve the transactions which resulted in the Purchasers becoming "interested stockholders" within the meaning of Section 203 of the Delaware GCL.

       (c) The affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock and the holders of at least a majority of the shares of Series B Preferred Stock, which has been obtained prior to the execution and delivery of this Agreement, are the only votes of the holders of any class or series of capital stock necessary to consummate the Contemplated Transaction (including, without limitation, the payment of any in-kind dividends on the Purchased Shares and any Dividend Shares and the issuance of Common Stock upon conversion of the Purchased Shares and any Dividend Shares).

       3.16 Brokers or Finders. The Company represents and warrants to the Purchasers that, except for Merrill Lynch & Co., no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Company or its Subsidiaries in connection with this Agreement or the Contemplated Transaction, and that, except for fees to Merrill Lynch & Co. (the "Seller's Fee"), which fees have previously been disclosed to the Purchasers, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by the Company or any of its Subsidiaries.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

       Each Purchaser hereby represents and warrants to the Company as follows as to itself:

       4.1 Existence and Power. Such Purchaser (a) is duly organized and validly existing as a limited partnership under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

       4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the Contemplated Transaction
(a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, except for such violation, conflict, breach or Lien which will not result in a material adverse effect on such Purchaser's ability to consummate the Contemplated Transaction.

       4.3 Governmental Authorization; Third Party Consents. Except for the Required Consents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser, or enforcement against such Purchaser, of this Agreement or the consummation of the Contemplated Transaction.

       4.4 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by considerations of public policy and subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

       4.5 Purchase for Own Account. The Purchased Shares are being acquired by such Purchaser for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective Registration Statement under the Securities Act or under an exemption from said registration available under the Securities Act. Such Purchaser understands and agrees that if such Purchaser should in the future decide to dispose of any Purchased Shares, it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing such Purchased Shares to the following effect:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE
       HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
       ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS
       OF ANY STATE AND MAY NOT BE OFFERED FOR SALE,
       SOLD OR OTHERWISE TRANSFERRED EXCEPT
       PURSUANT TO AN EFFECTIVE REGISTRATION
       STATEMENT UNDER SUCH ACT AND APPLICABLE STATE

       SECURITIES LAWS OR PURSUANT TO AN APPLICABLE
       EXEMPTION FROM THE REGISTRATION REQUIREMENTS
       OF SUCH ACT AND SUCH LAWS.

       4.6 Sufficient Funds. The partners of each Purchaser are obligated, upon notice, to provide sufficient funds to such Purchaser to purchase the Purchased Shares in accordance with the terms of this Agreement and to perform its obligations hereunder and on the Closing Date, each Purchaser will have available funds sufficient to purchase the Purchased Shares in accordance with the terms of this Agreement and to perform its obligations hereunder.

       4.7 Brokers or Finders. The Purchasers represent and warrant to the Company that, except for Bear, Stearns & Co. Inc., no Broker has acted on behalf of the Purchasers or their Affiliates in connection with this Agreement or the Contemplated Transaction, and that, except for fees to Bear, Stearns & Co. Inc. (the "Purchasers' Fee"), which fees have previously been disclosed to the Company, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchasers or any of their Affiliates or any action taken by the Purchasers or any of their Affiliates.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

       5.1 Conduct of Business. From the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct their businesses in a manner such that the representations and warranties contained in Article 3 shall continue to be true and correct in all material respects on and as of the Closing Date (except for representations and warranties made as of a specific date) as if made on and as of the Closing Date. The Company shall give the Purchasers prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of the Company contained in this Agreement; provided, however, that no such notification shall relieve or cure any such breach or violation of any such representation, warranty or covenant or otherwise affect the accuracy of any such representation or warranty for the purposes of Section 7.1.

       5.2 Indemnification of Brokerage. The Company agrees to pay the Seller's Fee and to indemnify and hold harmless the Purchasers from any Claim for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Company or any of its Subsidiaries and to bear the cost of legal expenses incurred in defending against any such claim.

       5.3 Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchasers may reasonably request, all to the extent required to enable the Purchasers to sell the Common Stock into which the Purchased Shares may be converted pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

       5.4 Rights Agreement. On or before the Closing Date, the Company shall amend its Rights Agreement to provide that none of the Purchasers shall be or become an "Acquiring Person" (as that term is defined in the Rights Agreement) by virtue of the acquisition and ownership by itself and the other Purchaser of
(i) Purchased Shares; (ii) additional shares of Series D Preferred Stock issued as dividends upon the Purchased Shares or any Dividend Shares or; (iii) any shares of Common Stock acquired upon conversion of any of the shares referred to in clauses (i) or (ii); and (iv) a number of additional shares of Common Stock equal to 1% of the total number shares of Common Stock outstanding at any time.

                                    ARTICLE 6

                           COVENANTS OF THE PURCHASER

       6.1 Indemnification of Brokerage. The Purchasers agree to pay the Purchasers' Fee and to indemnify and hold harmless the Company from any Claim for commission or other compensation by any Broker claiming to have been employed by or on behalf of any Purchaser or any of its Affiliates, and to bear the cost of legal expenses incurred in defending against any such claim.

       6.2 Lock-Up Agreement. At any time prior to the earlier of (a) December 23, 2002 and (b) the date that the Purchasers cease collectively to Beneficially Own 10% or more of the Common Stock, the Company and its underwriters, by written notice from the Company and its lead underwriter to the Purchasers (a "Lock-up Request"), given as provided herein on or after the time of the initial filing with the Commission of any registration statement (other than a registration statement relating to an offering described in Section 9.1) with respect to any offering of Common Stock or securities convertible into Common Stock (the "Offering"), may request that the Purchasers agree not to offer, sell or transfer any of the Purchased Shares, Dividend Shares or Common Stock issued upon any conversion of the Purchased Shares and/or Dividend Shares or engage in any hedging or similar transactions with respect to the Purchased Shares, Dividend Shares or Common Stock issued upon any conversion of the Purchased Shares and/or Dividend Shares during the 180-day period (the "Lock-up Period") beginning on a date specified in the Lock-up Request, which date may be as early as five (5) Business Days prior to the closing date of the Offering (but no later than the closing date of the Offering), and each Purchaser agrees to consent to and be bound by the restrictions specified in any such Lock-up Request; provided, however, that such a lock-up agreement with respect to any Offering shall not prevent any Purchaser from selling Purchased Shares, Dividend Shares or Common Stock issued upon any conversion of the Purchased Shares and/or Dividend Shares which it is entitled to sell in such Offering pursuant to Section 9.2 if it shall have made the request specified therein. The foregoing notwithstanding, no Lock-up Request shall be effective and binding upon the Purchasers unless a similar lock-up is imposed upon all other Persons beneficially owning 10% or more of the Common Stock with respect to which the Company then has the power to request or impose such lock-up. Any such lock-up imposed upon any other Person shall be for the shorter of (i) the Lock-up Period and (ii) the maximum period the Company has the right or power to impose upon such other Person. The Lock-up Period may be terminated as to the Purchasers on written notice from either the Company or the lead underwriter of the Offering, and automatically shall be terminated immediately as to the Purchasers in the event it is terminated as to any other Person (including the Company and its Affiliates) or any other Person is otherwise released from any lock-up obligations with respect to the Offering. The Company shall specify the expected effective date of any Offering by notice to the Purchasers given not later than two (2) Business Days prior to the beginning of the Lock-up Period. Each Purchaser shall cause each Person, together with its Affiliates, to whom it Transfers, in one or a series of related transactions, the equivalent of 1,000,000 or more shares of Common Stock (assuming conversion of the Series D Preferred Stock) to execute and deliver to the Company a letter agreement pursuant to which such transferee agrees (and to cause each other Person to whom it Transfers any shares of Common Stock if, after giving effect to such Transfer, such Person, together with its Affiliates, would beneficially own 1,000,000 or more shares of Common Stock (assuming conversion of Series D Preferred Stock) to execute and deliver to the Company a similar letter agreement) to comply with the requirements of this Section 6.2 (including this sentence) to the same extent and subject to the same terms and conditions as the Purchasers.

       6.3 Short Sales and Derivatives. The Purchasers represent and warrant that no Purchaser maintains a short position in the Common Stock nor beneficially owns, directly or indirectly, any put, or any other instrument intended to have the same economic effect as a put, on the Common Stock. Each Purchaser represents that, at all times prior to the date which is the second anniversary of the Closing Date, such Purchaser shall not maintain any short position in the Common Stock or purchase any put, or any other instrument intended to have the same economic effect as a put, on the Common Stock.

                                    ARTICLE 7

        CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

       The obligations of the Purchasers to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchasers:

       7.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date; and the Company shall have delivered to the Purchasers a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

       7.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with evidence reasonably satisfactory to them that such Required Consents have been granted and obtained.

       7.3 Filing of Certificate of Designation. The Certificate of Designation of the Series D Preferred Stock in the form attached hereto as Exhibit A shall have been filed in the Office of the Secretary of State of Delaware in accordance with Section 242 of the Delaware GCL.

       7.4 Opinion of Counsel to the Company. The Purchasers shall have received
(i) the legal opinion of Simpson Thacher & Bartlett, counsel to the Company, dated the Closing Date, addressed to the Purchasers, in a form reasonably satisfactory to the Purchasers and (ii) the legal opinion of the General Counsel of the Company, dated the Closing Date, addressed to the Purchasers in a form reasonably satisfactory to the Purchasers.

       7.5 HSR Act. Any Person required in connection with the Contemplated Transaction to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

       7.6 No Claims. (a) No Claims shall be pending before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transaction.

       (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transaction.

                                    ARTICLE 8

         CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE

       The obligation of the Company to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

       8.1 Representations and Covenants. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Purchasers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and the Purchasers shall have delivered to the Company a certificate, dated the Closing Date and signed by a general partner of each Purchaser, to the foregoing effect.

       8.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect.

       8.3 HSR Act. Any Person required in connection with the Contemplated Transaction to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

       8.4 No Claims. (a) No Claims shall be pending before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transaction.

       (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the Contemplated Transaction.

                                    ARTICLE 9

                               REGISTRATION RIGHTS

       9.1 Requested Registration. (a) If, at any time after the date which is the second anniversary of the Closing Date, the Company shall receive from holders of Series D Registrable Securities or Purchased Shares representing, in the aggregate, at least 50% of the Series D

Registrable Securities (which calculation shall include all Series D Registrable Securities then outstanding and all Series D Registrable Securities into which all Purchased Shares then outstanding may be converted), a written request (which shall specify whether the distribution will be made by means of an underwriting) that the Company effect a registration (a "Demand Notice") with respect to all or a part of the Series D Registrable Securities, which Demand Notice shall request registration of not less than 1,000,000 shares (subject to appropriate adjustments in the event of stock splits or similar events) of Common Stock or registration of Common Stock in connection with a registered offering involving anticipated aggregate proceeds of at least $50 million, the Company will, as soon as practicable, use its reasonable best efforts to effect such registration under the Securities Act (which shall be a "shelf" Registration Statement pursuant to Rule 415 under the Securities Act (or a successor provision), if so requested by the Holders of a majority of the Series D Registrable Securities specified in the Demand Notice and if the Company is eligible therefor at such time) as may be so requested and as would permit or facilitate the sale and distribution of the Series D Registrable Securities as are specified in such request. After the Company has effected three (3) such registrations pursuant to this Section 9.1(a), the related Registration Statements have been declared effective and the distribution contemplated thereunder completed, the Company shall have no further obligation under this
Section 9.1(a).

       (b) Notwithstanding any other provision of this Section 9.1, if the Company shall furnish to Holders who have elected to exercise their rights under Sections 9.1(a) (each, an "Exercising Holder") a certificate signed by the President or the Chief Executive Officer of the Company stating that the requested registration and offering would require the disclosure of material non-public information and, in the good faith judgment of the Board of Directors of the Company, such disclosure in a Registration Statement to be filed pursuant to Section 9.1(a) would be seriously detrimental to the Company and its stockholders and it is therefore desirable and in the best interests of the Company to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of time after receipt of such request; provided, however, that the Company may not make such a request more than twice in any 12-month period and the aggregate period of time during which the Company may defer such filing shall not exceed 90 days.

       (c) If the Company or any stockholder, other than an Exercising Holder, wishes to offer any of its securities in connection with any registration initiated pursuant to this Section 9.1, other than pursuant to any "piggy back" or other similar registration rights granted by the Company prior to or as of the date hereof, no such securities may be offered by the Company or such other stockholder without the consent of the Holders of a majority of the Series D Registrable Securities (referred to herein as "Registrable Securities") specified in the Demand Notice related to such offering.

       (d) In connection with any underwritten offering pursuant to this Section 9.1, Exercising Holders shall have the right to select the underwriter or underwriters, which shall be a nationally recognized investment banking firm or firms reasonably acceptable to the Company.

       9.2 Company Registration. (a) If the Company shall determine to register any shares of Common Stock for the account of a security holder or holders or otherwise (other than a registration relating solely to employee benefit plans, or a registration relating solely to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), the Company will promptly deliver to each of the Holders a written notice of such proposed transaction at least 20 Business Days prior to the filing of a Registration Statement and include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in written requests made by Holders within ten Business Days after receipt of the written notice from the Company described above. Each Holder shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 9.2.

       (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 9.2(a). In such event, the right of each Holder to registration pursuant to
Section 9.2(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Holders shall have elected to exercise their rights under Section 9.2(a), they shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 9.2, if the representative determines and so advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Holders. In such an event, the number of Registrable Securities that may be included in the registration and underwriting by the Holders shall be reduced, on a pro rata basis (based on the number of shares of Common Stock held by each such Holder (counting shares of Series D Preferred Stock on an as-converted-to-common basis) and each other Person (other than the Company) registering shares under such registration), by such minimum number of shares as is necessary to comply with such limitation. If a Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

       9.3 Transferability. Each Transferee wishing to participate as a Holder in any registration pursuant to Section 9.1 or 9.2 shall, prior thereto, execute and deliver to the Company a letter agreement in form and substance satisfactory to the Company pursuant to which such Transferee agrees (and to cause each other Person to whom it assigns its registration rights under this Article 9 to execute and deliver to the Company a similar letter agreement) to comply with the requirements of this Article 9 (including this sentence) to the same extent and subject to the same terms and conditions as the Purchaser.

       9.4 Expenses of Registration. In connection with any registration pursuant to Section 9.1 or Section 9.2, the Company shall pay all registration, filing and NASD fees, all fees and expenses of complying with securities or "blue sky" laws; provided, however, that each Holder shall pay its pro rata share of any commissions, fees and disbursements of underwriters customarily paid by sellers of securities (based on offering proceeds to be received by it). In any registration pursuant to Section 9.1 or Section 9.2, the Company shall be responsible for the fees and disbursements of counsel for the Company, one counsel for the Holders, the Company's independent public accountants and any expert retained by the Company in connection with any such registration and premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities.

       9.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Article 9, the Company shall:

       (a) furnish to the Exercising Holders prior to the filing of the requisite Registration Statement copies of drafts of such Registration Statement as is proposed to be filed (and give such holders and their counsel a reasonable opportunity to comment on such documents), and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as the Exercising Holders may reasonably request from time to time in order to facilitate its distribution;

       (b) notify the Exercising Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to the Exercising Holders and their counsel copies of any comments received by the SEC;

       (c) notify the Exercising Holders, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

       (d) advise the Exercising Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

       (e) use all reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Exercising Holders (or the managing underwriter, in the case of underwritten offerings) reasonably request; provided that the Company shall not be required to qualify to do business or become subject to service of process or taxation in any jurisdiction in which it is not already so qualified or subject;

       (f) use all reasonable efforts to cause the Registrable Securities included in the Registration Statement to be listed on any securities exchange or authorized for quotation on any national quotation system on which any of the Common Stock is then listed;

       (g) notify the Exercising Holders, at any time when a prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (h) enter into customary agreements (including without limitation, an underwriting agreement in customary form) and take such other actions (including, without limitation, making senior management of the Company available to participate in road show presentations on a customary basis) as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in the Registration Statement;

       (i) in the case of a Registration Statement filed pursuant to Section 9.1 involving a shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such shelf Registration Statement effective until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) two years (exclusive of any period during which the distribution is postponed pursuant to Section 9.1), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement;

       (j) make available, upon reasonable prior notice and during normal business hours in New York City, for inspection by Exercising Holders, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Exercising Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees, upon reasonable prior notice and during normal business hours in New York City, to supply all relevant information reasonably requested by the Exercising Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

       (k) request the Company's independent public accountants to provide to the underwriters, if any, and the Exercising Holders, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters to underwriters in connection with public offerings; and

       (l) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering.

       Each Exercising Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.5(g), such Exercising Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 9.5(g), and, if so directed by the Company, such Exercising Holder will deliver to the Company (at the Company's expense), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

       9.6 Indemnification. (a) The Company will indemnify each Exercising Holder, each of its officers and directors, and each Person controlling such Exercising Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Article 9, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus or other document (including any related registration statement, notification or the like) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration and will reimburse such Exercising Holder, each of its officers and directors, and each Person controlling such Exercising Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon information furnished in writing to the Company by such Exercising Holder with respect to such Exercising Holder and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Exercising Holder and shall survive the transfer of the Registrable Securities by the Exercising Holder.

       (b) Each Exercising Holder will, if Registrable Securities held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact with respect to such Exercising Holder contained in any such registration statement, prospectus or other document made by such Exercising Holder, or any omission (or alleged omission) to state therein a material fact with respect to such Exercising Holder required to be stated therein or necessary to make the statements by such Exercising Holder therein not misleading, and will reimburse the Company and such other directors, officers, partners, persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with information furnished in writing to the Company by such Exercising Holder with respect to such Exercising Holder and stated to be specifically for use therein; provided, however, that the obligations of such Exercising Holder hereunder shall be limited to an amount equal to the proceeds to such Exercising Holder of securities sold as contemplated herein.

       (c) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

       10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

            (a) by either the Purchasers or the Company if the Closing shall not have occurred before the Termination Date (as defined below); provided, however, that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement or willful breach of a representation or warranty has been the cause of or resulted in the failure of the Closing to occur on or before such date. The "Termination Date" shall be March 31, 2000, unless the failure of any condition to any party's obligation to consummate the Closing as of such date shall be caused by the failure of any Governmental Authority to grant any approval, authorization or consent required for consummation of the Contemplated Transaction or the failure to expire of the applicable waiting periods under the HSR Act, in which cases the Termination Date shall be June 30, 2000; or

            (b) at the election of the Purchasers, if prior to the Closing Date there shall have been a breach of any of the Company's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Company;

            (c) at the election of the Company, if prior to the Closing Date there shall have been a breach of any of the Purchasers' representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Purchasers;

            (d) at the election of the Company or the Purchasers, if any legal proceeding is commenced and pending by any Governmental Authority seeking to prevent the consummation of the Closing or the Contemplated Transaction and the Company or the Purchasers, as the case may be, reasonably and in good faith deems it impracticable or inadvisable to proceed in view of such legal proceeding; or

            (e) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers.

       If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

       10.2 Survival After Termination. If this Agreement terminates pursuant to
Section 10.1 and the Contemplated Transaction is not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 7 and 8 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 5.2 and 6.1, this Section 10.2 and Sections 11.2, 11.8 and 11.10 shall survive any termination of this Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

       11.1 HSR Approval. Promptly upon execution and delivery (and in any event within five (5) Business Days of the date) of this Agreement, the Purchasers and the Company shall prepare and file, or cause to be prepared and filed, with the appropriate Governmental

Authorities, a notification with respect to the Contemplated Transaction pursuant to the HSR Act, supply all information requested by Governmental Authorities in connection with the HSR Act notification and cooperate with each other in responding to any such request.

       11.2 Expenses. Each of the Company and each Purchaser shall pay its own expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

       11.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied, sent by reputable overnight courier or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, if sent by reputable overnight courier, on the first Business Day following the date of such sending, or if sent by certified, registered or express mail, on the third Business Day following the date of such mailing, as follows:

  (a)  if to the Company:

       Sirius Satellite Radio Inc.
       1221 Avenue of the Americas, 36th Floor
       New York, New York 10020
       Attention:  Patrick L. Donnelly
       Telecopy:   (212) 584-5353

       with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017-3954
       Attention:  Gary L. Sellers
       Telecopy:   (212) 455-2502

  (b)  if to the Purchasers:

       c/o Blackstone Capital Partners III Merchant Banking Fund L.P. 345 Park Avenue, 31st Floor
       New York, New York 10154
       Attention:  Chinh Chu
       Telecopy:   (212) 583-5722

       with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue

       New York, New York 10017-3954
       Attention:   Wilson S. Neely
       Telecopy:    (212) 455-2502

Any party may by notice given in accordance with this Section 11.3 designate another address or person for receipt of notices hereunder.

       11.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that prior to the Closing, any Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any Affiliate of the Purchasers that is an investment fund under common control with BCP III and to one other designated investor (or group of affiliated investors under common control) reasonably satisfactory to the Company if such assignee (i) agrees to be bound jointly and severally hereunder, (ii) agrees that the representations and warranties made by the Purchasers herein shall be deemed to have been made by such assignee and
(iii) executes a counterpart of this Agreement the execution of which shall constitute such assignee's agreement to the terms of this Section 11.4.

       11.5 Amendment and Waiver.

       (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

       (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Purchasers.

       11.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       11.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       11.8 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND THE DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       11.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

       11.10 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, and the letter agreement (the "Letter Agreement"), dated as of the date hereof, among the Company, the Purchasers, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P., is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, and the Letter Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       11.11 Further Assurances. Each of the parties shall execute such documents and take, or cause to be taken, all appropriate action, and shall do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transaction and obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person.

       11.12 Public Announcements. Except to the extent required by law or the regulations of any national securities exchange or the Nasdaq National Market, no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transaction without consulting the others, and, during the period from the date hereof until thirty
(30) days after the Closing Date, without the approval of the other parties (such approval not to be unreasonably withheld).

                           (Signature page to follow)

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                            SIRIUS SATELLITE RADIO INC.

                            By: /s/ Patrick L. Donnelly
                                -----------------------------------------
                                Name:  Patrick L. Donnelly
                                Title: Senior Vice President and
                                       General Counsel

                            BLACKSTONE CAPITAL PARTNERS III MERCHANT
                            BANKING FUND L.P.

                            By: Blackstone Management Associates III L.L.C., its
                                General Partner

                                By: /s/ Chinh Chu
                                    --------------------------------------------
                                    Name:  Chinh Chu
                                    Title: Member

                                                                       EXHIBIT A

                           SIRIUS SATELLITE RADIO INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
           9.2% SERIES D JUNIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                -----------------

                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                -----------------


       Sirius Satellite Radio Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the "Board of Directors"), in a duly convened meeting thereof on December 19, 1999, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

       WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the designation of each series of Preferred Stock of the Corporation (the "Preferred Stock") and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

       WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

       NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

       1. Number of Shares; Designation. A total of 10,700,000 shares of Preferred Stock, par value $0.001 per share, of the Corporation are hereby designated as 9.2% Series D Junior Cumulative Convertible Preferred Stock (the "Series D Preferred Stock").

       2. Rank. The Series D Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (x) rank senior and prior to the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") and any other class or series of capital stock of the Corporation that by its terms ranks junior to the Series D Preferred Stock as to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (y) rank on a parity with the Corporation's 9.2% Series A Junior Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), 9.2% Series B Junior Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and all Parity Dividend Stock (as defined in Section 3(a)) and all Parity Liquidation Stock (as defined in Section 5(b)), and (z) rank junior to the Corporation's 10 1/2% Series C Convertible Preferred Stock ("Series C Preferred Stock") and all Senior Dividend Stock (as defined in Section 3(c)), all Senior Liquidation Stock (as defined in Section 5(b)) and to any class or series of capital stock of the Corporation (other than the Common Stock), whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks on a parity with or junior to the Series D Preferred Stock as to dividends and rights upon liquidation, dissolution or winding-up of the Corporation (which shall include, for purposes of the foregoing, any entity with which the Corporation may be merged or consolidated or to which all or substantially all the assets of the Corporation may be transferred or which transfers all or substantially all of its assets to the Corporation).

       3. Dividends. (a)(1) The holders of the issued and outstanding shares of the Series D Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available therefor in the case of dividends paid in cash, cumulative dividends at the annual rate per share of 9.2% of the sum of (x) the Liquidation Preference (defined in Section 5 hereof) and (y) all unpaid dividends, if any, whether or not declared, from the date of issuance of the shares of Series D Preferred Stock (the "Closing Date") to the applicable dividend payment date. Dividends on shares of Series D Preferred Stock shall be payable annually initially on November 15, 2000 and each November 15 thereafter (each, a "Dividend Payment Date"), except that if any Dividend Payment Date is not a business day then the Dividend Payment Date shall be on the first immediately succeeding business day (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in The City of New York).

       (2) If any dividend payable on any Dividend Payment Date is not declared or paid on such Dividend Payment Date, as provided in Section 3(a)(1), in full in cash or in additional shares of Series D Preferred Stock, then the amount of such unpaid dividend ("Default Dividends") shall be accumulated. Any Default Dividends shall, from the Dividend Payment Date on which such dividends accrued, accrue dividends until paid, compounded annually, at a rate equal to 15% per annum. Default Dividends shall be payable in shares of Series D Preferred Stock, but not in cash.

       (3) Dividends on the Series D Preferred Stock may be paid, in the sole discretion of the Board of Directors, either in (i) cash, (ii) shares of Series D Preferred Stock or (iii) any combination of cash or shares of Series D Preferred Stock, and the issuance of the requisite number of such shares of Series D Preferred Stock (such number determined as provided in the next sentence) pursuant to (ii) or (iii) shall constitute full payment of any such dividend; provided that the dividends paid on the Series D Preferred Stock on any Dividend Payment Date shall be paid, respectively, in a proportion of cash and "pay-in-kind" dividends equal to the proportion of cash and "pay-in-kind" dividends paid (i) in the aggregate to the holders of Series A Preferred Stock and Series B Preferred Stock and (ii) to the holders of each other series of Parity Dividend Stock (whether now outstanding or subsequently issued) that provides for the payment of dividends in cash or "in-kind", at the option of the Corporation, in each case on the date closest to such Dividend Payment Date. Shares of Series D Preferred Stock issued to pay dividends shall be valued at their Liquidation Preference. All dividend payments paid with respect to shares of Series D Preferred Stock shall be paid pro rata to the holders entitled thereto. All shares of Series D Preferred Stock issued as a dividend with respect to shares of Series D Preferred Stock shall thereupon be duly authorized, validly issued, fully paid and non-assessable. In no event shall an election by the Board of Directors to pay dividends, in full or in part, in cash or in shares of Series D Preferred Stock in lieu of payment, in full or in part, in cash preclude the Board of Directors from electing any such alternative in respect of all or any portion of any subsequent dividend. The Corporation shall not issue fractional shares of Series D Preferred Stock upon payment of any dividends in shares of Series D Preferred Stock and any amount of fractional shares of Series D Preferred Stock otherwise issuable upon the payment of any dividend in shares of Series D Preferred Stock shall be paid in cash.

       (4) Dividends to be paid on a Dividend Payment Date shall be paid to the holders of record of shares of the Series D Preferred Stock as they appear on the stock register of the Corporation at the close of business on such record dates (each, a "Dividend Payment Record Date"), which shall be not more than 40 days nor fewer than 10 days preceding each Dividend Payment Date thereof, as shall be fixed by the Board of Directors of the Corporation. Default Dividends shall be declared and paid at any time as of which funds legally available therefor are available to the Corporation, without reference to any regular Dividend Payment Date, to the holders of record on such date, not exceeding 40 days nor fewer than 10 days preceding the date on which dividends in arrears will be paid, as may be fixed by the Board of Directors of the Corporation. Holders of shares of the Series D Preferred Stock shall be entitled to receive dividends in preference to and in priority over dividends upon the Common Stock and any other series or class of the Corporation's capital stock that ranks junior as to dividends to the Series D Preferred Stock ("Junior Dividend Stock") and shall be on a parity as to dividends with the Series A Preferred Stock, the Series B Preferred Stock and any series or class of the Corporation's capital stock that does not rank senior or junior as to dividends with the Series D Preferred Stock (together with the Series A Preferred Stock and the Series B Preferred Stock, "Parity Dividend Stock"). The holders of shares of the Series D Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends (including Default Dividends), as herein provided.

       (b) No dividends, other than dividends payable solely in Common Stock, Junior Dividend Stock, or warrants or other rights to acquire such Common Stock or Junior Dividend Stock, shall be paid or declared and set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation or any entity directly or indirectly controlled by the Corporation of, any Common Stock or Junior Dividend Stock unless and until (i) all accrued and unpaid dividends on the Series D Preferred Stock shall have been paid and (ii) proper provision shall have been made such that holders of shares of Series D Preferred Stock are offered the opportunity to elect (each, a "Payout Election"), in lieu of the Conversion Price adjustment referred to in Section 6(f)(ii), Section 6(f)(iii) or Section 6(f)(iv), as the case may be, to participate in such dividend, purchase, redemption or other acquisition pro rata with the holders of Common Stock or Junior Dividend Stock, as the case may be, as if each share of Series D Preferred Stock had been converted as of the record date for such dividend or immediately prior to such purchase, redemption or other acquisition, as the case may be, at the Conversion Price then in effect (without any requirement that any such shares of Series D Preferred Stock actually be so converted). Each Payout Election shall be made upon the affirmative vote or consent of holders of a majority of the total number of shares of Series D Preferred Stock then outstanding and shall be effective as to and binding upon all such shares. So long as a sufficient amount of cash, assets, evidences of indebtedness or securities are set aside for payment to the holders of Series D Preferred Stock as of the payment date for such dividend or the date for such purchase, redemption or acquisition, payment need not be made to the holders of Series D Preferred Stock on such date but may be made at any time up to the tenth Business Day following such date.

       (c) If at any time the Corporation issues any class or series of capital stock ranking senior and prior to the Series D Preferred Stock with respect to the payment of dividends ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on such Senior Dividend Stock, in whole or in part, then (except to the extent allowed by the terms of the Senior Dividend Stock) no dividend paid in cash shall be paid or declared and set apart for payment on the Series D Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock shall have been paid or declared and set apart for payment, without interest. Except as provided in Section 3(d) below, no dividends paid in cash shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless the Corporation has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, on the Series D Preferred Stock all accrued and unpaid dividends for all dividend payment periods terminating on or prior to the date of payment of such dividends. Except as provided in Section 3(d) below, no dividends paid in cash shall be paid or declared and set apart for payment on the Series D Preferred Stock for any period unless the Corporation has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for such payment, on any Parity Dividend Stock all accrued and unpaid dividends for all dividend payment periods terminating on or prior to the date of payment of such dividends.

       (d) If at any time the Corporation has failed to pay accrued dividends on any shares of Series D Preferred Stock on any Dividend Payment Date or any Parity Dividend Stock on a stated payment date, as the case may be, the Corporation shall not:

              (i) purchase any shares of the Series D Preferred Stock or Parity Dividend Stock (except for a consideration payable in Common Stock or Junior Dividend

       Stock) or redeem fewer than all of the shares of the Series D Preferred Stock and Parity Dividend Stock then outstanding except for (x) the repurchase or redemption of shares of the Series D Preferred Stock made pro rata among the holders of the shares of the Series D Preferred Stock then outstanding and (y) the repurchase or redemption made pro rata with respect to all shares of the Series D Preferred Stock and Parity Dividend Stock then outstanding so that the amounts repurchased or redeemed shall in all cases bear to each other the same ratio that, at the time of the repurchase or redemption, the required redemption payments on the shares of the Series D Preferred Stock and the other Parity Dividend Stock then outstanding, respectively, bear to each other, or

              (ii) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase any Common Stock, Junior Dividend Stock, shares of the Series D Preferred Stock or Parity Dividend Stock, except to the same extent that the Corporation could purchase such shares.

       Unless and until all dividends unpaid in respect of prior dividend payment periods on shares of the Series D Preferred Stock and any Parity Dividend Stock at the time outstanding have been paid in full or a sum sufficient for such payment is declared and set apart, as provided in the paragraph (c), all dividends accrued by the Corporation upon shares of the Series D Preferred Stock or Parity Dividend Stock shall be declared pro rata with respect to all shares of the Series D Preferred Stock and Parity Dividend Stock then outstanding, so that the amounts of any dividends declared on shares of the Series D Preferred Stock and on the Parity Dividend Stock shall in all cases bear to each other the same ratio that, at the time of the declaration, all unpaid dividends in respect of prior dividend payment periods on shares of the Series D Preferred Stock and the other Parity Dividend Stock, respectively, bear to each other.

       4. Redemption. (a)(1) Optional Redemption. Except as provided in subsection (a)(2) of this Section 4 or in Section 9, shares of the Series D Preferred Stock shall not be redeemable prior to December 23, 2004. From and after December 23, 2004, subject to the restrictions in Section 3 above, the Corporation may redeem shares of Series D Preferred Stock, in whole or in part, at the option of the Corporation, to the extent it has funds legally available therefor at a redemption price of 100% of the Liquidation Preference thereof plus accrued and unpaid dividends, if any, whether or not declared, to the date of redemption. Notwithstanding the foregoing, the Company (x) may only elect to redeem the Series D Preferred Stock if it elects to redeem an equivalent proportion of each of the Series A Preferred Stock, the Series B Preferred Stock and each other series of Parity Stock (which are, at the time of redemption, redeemable at the option of the Company) on a pro-rata basis and (y) shall elect to redeem an equivalent portion of the Series D Preferred Stock if it elects to redeem any portion of the Series A Preferred Stock, the Series B Preferred Stock or any other series of Parity Stock.

       (2) Special Redemption. From and after December 23, 2002 and prior to December 23, 2004, the Corporation, at its option, may redeem shares of Series D Preferred Stock, in whole or in part, in the sole discretion of the Board of Directors, to the extent it has funds legally available therefor, at the redemption price of 100% of the Liquidation Preference thereof, plus an amount equal to the accrued and unpaid dividends thereon, if any, whether or not declared, to the redemption date, if the Current Market Price of the Common Stock on the date of the notice of redemption (described below) equals or exceeds $68.00 per share; provided that the Closing Price of the Common Stock on the trading day immediately preceding the date of such notice of redemption equals or exceeds $68.00 per share. As used herein, the "Current Market Price" for a given date shall mean the average Closing Price of the Common Stock as reported in The Wall Street Journal or, at the election of the Corporation, other reputable financial news source, for the 20 consecutive trading days immediately preceding such date. The $68.00 per share benchmark shall be subject to adjustment upon the occurrence of certain events in the same manner as the Conversion Price (defined herein) shall be subject to adjustment as set forth in Section 6(f) hereof. For purposes of this paragraph, the Current Market Price shall be deemed to be less than $68.00 per share at any time during which the Common Stock is not listed, quoted or admitted to trading on either the New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange ("AMEX") or The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq"). As used herein, the "Closing Price" of any security on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the NYSE or, if not listed or admitted to trading on such exchange, as quoted on AMEX or Nasdaq.

       (3) Mandatory Redemption. On November 15, 2011, the Corporation shall redeem all outstanding shares of Series D Preferred Stock, to the extent it has funds legally available therefor, at the redemption price of 100% of the Liquidation Preference thereof, plus an amount equal to the dividends unpaid thereon, if any, whether or not declared, to the redemption date.

       (4) Payment of Redemption Price. (a) The amount of the redemption price on any shares of Series D Preferred Stock redeemed, on any redemption set forth herein, that is allocable to the Liquidation Preference thereon shall be paid in cash (to the extent funds are legally available therefor) and any unpaid dividends to be paid on the shares of Series D Preferred Stock redeemed on such redemption date may be paid in cash (to the extent funds are legally available therefor) or shares of Series D Preferred Stock, or any combination thereof, in the sole discretion of the Board of Directors as provided in Section 3(a)(3) hereof.

       (b) Not less than 15 days nor more than 45 days (such date as fixed by the Board of Directors of the Corporation is referred to herein as the "Redemption Record Date") prior to the date fixed for any redemption of shares of the Series D Preferred Stock pursuant to this Section 4, a notice specifying the time and place of the redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record on the Redemption Record Date of the shares of the Series D Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each holder of record to surrender to the Corporation on the redemption date at the place designated in the notice such holder's certificate or certificates representing the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date, each holder of shares of Series D Preferred Stock to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares, and any unpaid dividends thereon to the redemption date, shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

       (c) If a notice of redemption has been given pursuant to this Section 4 and if, on or before the redemption date, the funds (or shares of Series D Preferred Stock if any dividends are to be paid in shares of Series D Preferred Stock), necessary for such redemption (including all dividends on the shares of Series D Preferred Stock to be redeemed that will accrue to the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds (or reserved and authorized for issuance if any dividends are to be paid in shares of Series D Preferred Stock), in trust for the pro rata benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares of Series D Preferred Stock have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the Series D Preferred Stock to be redeemed, and at the close of business on the date on which such funds have been segregated and set aside by the Corporation as provided in this
Section 4(c), the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the conversion rights provided in subsection (d) of this
Section 4 and Section 6 below and the right to receive the moneys payable (or shares of Series D Preferred Stock issued if any dividends are to be paid in shares of Series D Preferred Stock) upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares of Series D Preferred Stock evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside (or shares of Series D Preferred Stock authorized and reserved if any dividends are to be paid in shares of Series D Preferred Stock) by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation (or be released from the reservation thereof in the case of shares of Series D Preferred Stock), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

       (d) If a notice of redemption has been given pursuant to this Section 4 and any holder of shares of Series D Preferred Stock shall, prior to the close of business on the business day immediately preceding the redemption date, give written notice to the Corporation pursuant to Section 6 below of the conversion of any or all of the shares to be redeemed held by the holder

(accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 6 below), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in
Section 6 below, whereupon any funds deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 6 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

       (e) In every case of redemption of fewer than all of the outstanding shares of the Series D Preferred Stock pursuant to this Section 4, the shares to be redeemed shall be selected pro rata, provided that only whole shares shall be selected for redemption.

       5. Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Series D Preferred Stock shall be entitled to receive $100.00 per share (the "Liquidation Preference"), plus an amount equal to the accrued and unpaid dividends thereon, if any, whether or not declared, to the payment date.

       (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series D Preferred Stock (i) shall not be entitled to receive the Liquidation Preference of the shares held by them until payment in full or provision has been made for the payment of all claims of creditors of the Corporation and the liquidation preference of any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Senior Liquidation Stock" and together with the Senior Dividend Stock, the "Senior Stock"), plus accrued and unpaid dividends thereon, if any, whether or not declared, to the payment date, shall have been paid in full and (ii) shall be entitled to receive the Liquidation Preference of such shares held by them, plus accrued and unpaid dividends thereon, if any, whether or not declared, to the payment date, in preference to and in priority over any distributions upon the Common Stock and any other series or class of the Corporation's capital stock that ranks junior to the Series D Preferred Stock as to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Junior Liquidation Stock" and together with the Junior Dividend Stock, the "Junior Stock"). Upon payment in full of the Liquidation Preference to which the holders of shares of the Series D Preferred Stock are entitled, the holders of shares of the Series D Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable to the holders of shares of the Series D Preferred Stock and the liquidation preference payable to the holders of any series or class of the Corporation's capital stock, outstanding on the date hereof or hereafter issued, that ranks on a parity with the Series D Preferred Stock as to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Parity Liquidation Stock" and together with the Parity Dividend Stock, the "Parity Stock"), the holders of all such shares shall share ratably in proportion to the full respective preferential amounts payable on such shares in any distribution.

       (c) For the purposes of this Section 5, neither the sale of all or substantially all of the assets of the Corporation nor the consolidation or merger of the Corporation with or into any other entity shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, consolidation or merger shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

       6. Optional Conversion. (a) Holders of shares of Series D Preferred Stock may, at any time, convert shares of Series D Preferred Stock, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the Liquidation Preference (without unpaid dividends) by $34.00, subject to adjustment as described below in Section 6(f) (the "Conversion Price"). If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered. In the case of shares of Series D Preferred Stock called for redemption, conversion rights shall expire at the close of business on the business day immediately preceding the redemption date. The holders of shares of Series D Preferred Stock that convert such shares into shares of Common Stock shall be entitled to receive any accrued and unpaid dividends thereon, if any, whether or not declared, and such dividends shall be payable in cash or shares of Common Stock (valued at the Conversion Price), or any combination thereof, in the sole discretion of the Board of Directors.

       (b) Any holder of shares of Series D Preferred Stock electing to convert the shares or any portion thereof in accordance with Section 6(a) above shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares of Series D Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates of shares of Series D Preferred Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for such shares, or at such other place designated by the Corporation, provided that the Corporation shall at all times maintain an office or agency in The City of New York for such purposes. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares of Series D Preferred Stock that have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled (in the number(s) and denomination(s) designated by such holder), and the Corporation shall deliver to such holder a certificate or certificates for the number of shares of Series D Preferred Stock that such holder has not elected to convert. The conversion right with respect to any shares of Series D Preferred Stock shall be deemed to have been exercised at the date upon which the certificates therefor (and the payment required by Section 6(d), if applicable), shall have been so delivered, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock upon that date.

       (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price of the Common Stock at the close of business on the day of conversion. In the absence of a Closing Price, the Board of Directors shall in good faith determine the current market price on such basis as it reasonably considers appropriate and such current market price shall be used to calculate the cash adjustment; provided that in no case shall the Closing Price be less than the Conversion Price then in effect.

       (d) If a holder converts shares of Series D Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion or due upon the issuance of a new certificate or certificates for any shares of Series D Preferred Stock not converted. The holder, however, shall pay any such tax that is due because any such shares of the Common Stock or of the Series D Preferred Stock are issued in a name other than the name of the holder.

       (e) The Corporation shall reserve out of its authorized but unissued Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the then-outstanding shares of Series D Preferred Stock. For the purposes of this Section 6(e), the full number of shares of Common Stock then issuable upon the conversion of all then- outstanding shares of Series D Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series D Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Delaware and its certificate of incorporation, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series D Preferred Stock at the time outstanding. All shares of Common Stock issued upon conversion of the shares of Series D Preferred Stock shall be validly issued, fully paid and nonassessable.

       (f) The Conversion Price shall be subject to adjustment as follows:

       (i) In case the Corporation shall (A) pay a dividend on any class of its capital stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted (as provided below) so that the holders of any shares of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive immediately following such action had such shares of Series D Preferred Stock been converted immediately prior to such time. The Conversion Price as adjusted shall be determined by multiplying the Conversion Price at which the shares of Series D Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

       (ii) In case the Corporation shall issue rights or warrants to any Person (including holders of its Common Stock) entitling such Person or Persons to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date the Corporation commits or agrees to such issuance, or in case the Corporation shall issue to any Person (including holders of its Common Stock) other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price on the date the Corporation commits or agrees to such issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series D Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock offered for subscription or purchase, or issuable upon such conversion or exchange, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock. Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 6(f)(ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 6(f) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants. No further adjustment shall be made upon exercise of any right, warrant, convertible security or exchangeable security if any adjustment shall have been made upon issuance of such security. The foregoing notwithstanding, no adjustment shall be made pursuant to this subparagraph (ii) with respect to any particular dividend or other event with respect to which a Payout Election is made.

       (iii) In case the Corporation shall pay a dividend to all holders of its Common Stock (including any dividend paid in connection with a consolidation or merger in which the Corporation is the continuing corporation) of any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets or cash (excluding dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries or securities convertible or exchangeable for Common Stock (excluding those securities referred to in Section 6(f)(ii) above), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be equal to the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the cash, assets, evidences of indebtedness or securities so paid with respect to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the Series D Preferred Stock shall have the right to receive the amount and kind of assets, evidences of indebtedness, or securities such holder would have received had such holder converted each such share of Series D Preferred Stock immediately prior to the record date for such dividend. Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the payment. The foregoing notwithstanding, no adjustment shall be made pursuant to this subparagraph
    (iii) with respect to any particular dividend or other event with respect to which a Payout Election is made.

       (iv) In case the Corporation shall purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Current Market Price per share of Common Stock on the date of such event, or in case the Corporation shall purchase, redeem or otherwise acquire other securities convertible into or exchangeable for Common Stock (other than the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock) for a consideration per share of Common Stock into which such security is convertible or exchangeable greater than the per share Current Market Price on the date of such event, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series D Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the Current Market Price per share on the date of such event, and (y) the numerator shall be the Current Market Price per share on the date of such event less the difference between (1) the consideration paid by the Corporation per share of Common Stock (or, in the case of securities convertible into or exchangeable for Common Stock, the consideration per share of Common Stock into which such security is convertible or exchangeable) purchased, redeemed or acquired in such event and (2) the Current Market Price per share on the date of such event. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities. The foregoing notwithstanding, no adjustment shall be made pursuant to this subparagraph (iv) with respect to any particular purchase, redemption or acquisition with respect to which a Payout Election is made.

       (v) In case the Corporation shall issue or sell any shares of Common Stock at a price per share more than 15% below (or, in the case of any issuance or sale to an affiliate (as defined in the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation, any amount below) the Current Market Price per share of Common Stock on the date the Corporation commits or agrees to such sale or issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series D Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock offered for sale or subject to issuance, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered or issued would purchase at the Current Market Price per share of Common Stock. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities; provided, however, that the provisions of this subparagraph shall not apply to (1) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or
    (2) shares of Common Stock issued upon conversion, exercise or exchange of any security with respect to which an adjustment to the Conversion Price was made in accordance with clause (ii) above at the time of issuance of such security, or (3) shares of Common Stock issued in a bona fide public offering to or through a nationally recognized investment banking firm in which affiliates (as defined in the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation purchase less than 25% of the shares in such offering.

       (vi) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 6(f)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(f) shall be made to the nearest cent.

       (vii) In the event that, at any time as a result of an adjustment made pursuant to Section 6(f)(i) through 6(f)(vi) above, the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series D Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6(f)(i) through 6(f)(vi) above, and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

       (viii) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series D Preferred Stock, or, if there is no transfer agent, the Corporation shall promptly send to each holder of record by first class mail, postage pre-paid, a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The certificate shall be conclusive evidence of the correctness of the adjustment. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of Series D Preferred Stock.

       (ix) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series D Preferred Stock then outstanding shall have the right thereafter, during the period such share of Series D Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of Series D Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such transaction. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6(f)(ix) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

       (g) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series D Preferred Stock a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. A voluntary reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of paragraph 6(f) above.

       7. Status of Shares. All shares of the Series D Preferred Stock that are at any time redeemed pursuant to Section 4 above or converted or exchanged pursuant to Section 6 above and all shares of the Series D Preferred Stock that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors of the Corporation shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors of the Corporation as shares of any one or more other series.

       8. Voting Rights. Except as set forth below or otherwise required by law, holders of shares of the Series D Preferred Stock shall have no voting rights.

       (a) So long as any shares of the Series D Preferred Stock are outstanding, each share of Series D Preferred Stock shall entitle the holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Stock voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Series D Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series D Preferred Stock into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

       (b) So long as any shares of the Series D Preferred Stock are outstanding, in addition to any vote or consent of stockholders required by law or by the Corporation's Certificate of Incorporation, the affirmative vote or consent of the holders of at least a majority of the shares of Series D Preferred Stock at any time issued and outstanding, acting as a single class, given in person or by proxy at any meeting called for such purpose, shall be necessary for effecting or validating:

              (i) any reclassification of the Series D Preferred Stock or any amendment, alteration or repeal (including as a result of a merger or consolidation involving the Corporation or otherwise by operation of law) of any of the provisions of the Certificate of Incorporation or By-laws of the Corporation which adversely affects the voting powers, rights or preferences of the holders of the shares of Series D Preferred Stock; provided that any amendment of the provisions of the Corporation's Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, the Junior Stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of shares of Series D Preferred Stock;

              (ii) the authorization or creation of, or the increase in the authorized amount of, or the issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (other than any shares of Series C Preferred Stock issued as a dividend in respect of issued and outstanding shares of Series C Preferred Stock and upon exercise of existing warrants to purchase Series C Preferred Stock);

              (iii) the authorization or creation of, or the increase in the authorized amount of, or the issuance of any shares of any class or series of stock or any security convertible into shares of any class or series of Parity Stock (other than (x) shares of Series D Preferred Stock issued pursuant to the Stock Purchase Agreement, dated as of December 23, 1999, by and among the Corporation and the other parties thereto (the "Stock Purchase Agreement"), (y) any shares of Series A Preferred Stock or Series B Preferred Stock issued as a dividend in respect of issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock and (z) any shares of Series D Preferred Stock issued as a dividend in respect of shares referred to in clause (x) or in respect of shares referred to in this clause (z));

              (iv) the merger or consolidation of the Corporation with or into any other entity, unless the resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to, or on a parity with, shares of Series D Preferred Stock in the payment of dividends or the distribution of its assets on liquidation, dissolution or winding up; provided, however, that no such vote or consent of the holders of Series D Preferred Stock shall be required if prior to the time when such merger or consolidation is to take effect, and regardless of whether such merger or consolidation would constitute a Change of Control (as defined in Section 9), a Change of Control Offer (as defined in Section 9) is made for all shares of Series D Preferred Stock at the time outstanding in accordance with Section 9; and

              (v) the application of any funds, property or assets of the Corporation or any of its subsidiaries to the purchase, redemption, sinking fund or other retirement of any shares of any class of Junior Stock, or the declaration, payment or making of any dividend or distribution (in cash, property or obligations) on any shares of any class of Junior Stock, other than a dividend or dividends payable solely in Common Stock or Junior Stock, unless the holders of Series D Preferred Stock shall have been offered the opportunity to make a Payout Election with respect to such event.

In connection with any right to vote pursuant to Section 8(b), each holder of shares of Series D Preferred Stock shall have one vote for each share held. The above notwithstanding, and subject to Section 8(a), no consent of holders of Series D Preferred Stock shall be required for the creation of any indebtedness of any kind of the Corporation.

       (c) The term "Voting Stock" means any class or classes of capital stock, or securities convertible into or exchangeable for any class of capital stock, of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of at least a majority of the Board of Directors of the Corporation, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

       9. Change of Control. (a) In the event of a Change of Control (the date of such event being the "Change of Control Date"), the Corporation shall notify the holders of the Series D Preferred Stock in writing of such event promptly upon the Corporation becoming aware that a Change of Control is expected to occur or has occurred and shall, pursuant to Section 9(b), make an offer to purchase (the "Change of Control Offer") all of the then outstanding shares of Series D Preferred Stock at a purchase price of 101% of the Liquidation Preference thereof, payable in cash, plus any unpaid dividends thereon, if any, whether or not declared, to the date such shares are purchased, payable in cash; provided that, if in the event of such Change of Control the Corporation has insufficient funds or financial flexibility to consummate a Change of Control Offer to the holders of the Series D Preferred Stock and a change of control offer to all other holders of Parity Stock entitled to such offer, the Corporation shall make a Change of Control Offer to the holders of the Series D Preferred Stock and a change of control offer to such other holders of Parity Stock on a pro-rata basis.

       (b) Subject to the provisions of Section 9(e), within 30 days following the Change of Control Date, the Corporation shall send, by first class mail, postage prepaid, a notice to each holder of Series D Preferred Stock at such holder's address as it appears on the stock books of the Corporation, which notice shall govern the terms of the Change of Control Offer. The notice to the holders shall contain all instructions and materials necessary to enable such holders to tender their shares of Series D Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

              (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 9 and that all shares of Series D Preferred Stock validly tendered and not withdrawn will be accepted for payment;

              (ii) the purchase price (plus the amount of unpaid dividends, if any) and the purchase date (the "Change of Control Payment Date") which shall be a date no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Initial Date") or, if any of the Corporation's 15% Senior Secured Discount Notes due 2007, 14-1/2% Senior Secured Notes due 2009 or 8-3/4% Convertible Subordinated Notes due 2009 (together, the "Outstanding Notes") remain outstanding, the later of the Initial Date and a date that is not more than 30 days following the date the Corporation sends notice pursuant to Section 9(e) that it has satisfied all of the Senior Obligations (as defined below);

              (iii) that any shares of Series D Preferred Stock not tendered will remain outstanding on the same terms and will continue to accrue dividends;

              (iv) that, unless the Corporation defaults in making payment therefor, any share of Series D Preferred Stock tendered and accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

              (v) that holders electing to have any shares of Series D Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

              (vi) that holders shall be entitled to withdraw their election if the Corporation receives, not later than five business days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series D Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares of Series D Preferred Stock purchased;

              (vii) that holders whose shares of Series D Preferred Stock are purchased only in part will be issued a new certificate representing the unpurchased shares of Series D Preferred Stock; and

              (viii) the circumstances and relevant facts regarding such Change of Control.

       (c) The Corporation shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series D Preferred Stock in connection with a Change of Control Offer.

       (d) On the Change of Control Payment Date, the Corporation shall (x) accept for payment the shares of Series D Preferred Stock validly tendered pursuant to the Change of Control Offer, (y) pay to the holders of shares so accepted the purchase price therefor (plus the amount of unpaid dividends, if any) and (z) cancel and retire each surrendered certificate (subject to issuing a new certificate representing the unpurchased shares of Series D Preferred Stock). Unless the Corporation defaults in the payment for the shares of Series D Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accrue with respect to the shares of Series D Preferred Stock tendered and all rights of holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

       (e) If the purchase of Series D Preferred Stock under this Section 9 would violate or constitute a default under (i) the Outstanding Notes or the respective indentures relating thereto (the "Indentures"), or (ii) the indenture or indentures or other agreement or agreements under which there may be issued or outstanding from time to time other indebtedness of the Company ("Other Agreements") in an aggregate principal amount not exceeding $450 million (less the amount, if any, of indebtedness issued to replace, refinance or refund the Outstanding Notes) because the Corporation has not satisfied all of its obligations under such Other Agreements arising from the Change of Control (collectively, "Senior Obligations"), then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, the Corporation shall use its best efforts to satisfy the Senior Obligations as promptly as possible or to obtain the requisite consents under the Indentures and Other Agreements necessary to permit the repurchase of the Series D Preferred Stock required by this Section 9. Until the requirements of the immediately preceding sentence are satisfied, the Corporation shall not be obligated to make any Change of Control Offer. Within 15 days following the date the Corporation has satisfied all of the Senior Obligations or obtained such requisite consents or waivers, the Corporation shall send, by first class mail, postage prepaid, a notice to each holder of Series D Preferred Stock at such holder's address as it appears on the stock books of the Corporation that the Corporation has satisfied all of the Senior Obligations or obtained such requisite consents or waivers, and such notice shall state the date the Senior Obligations were satisfied or waived and the Change of Control Payment Date.

       (f) For the purposes of this Section 9, "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Corporation; (ii) the Corporation consolidates with or merges with or into another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Corporation, in any such event, pursuant to a transaction in which the outstanding voting stock of the Corporation is converted into or exchanged for cash, securities or other property, other than, at all times when the Outstanding

Notes are outstanding, those transactions that are not deemed a "Change of Control" under the terms of the Indentures; (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or (iv) the Corporation is liquidated or dissolved or a special resolution is passed by the stockholders of the Corporation approving the plan of liquidation or dissolution, other than, at all times when the Outstanding Notes are outstanding, those transactions that are not deemed a "Change of Control" under the terms of the Indentures; provided, however, that no transaction or event shall be deemed to be a "Change of Control" for purposes of this Section 9 if (1) the Corporation notifies the Purchasers in writing at least five, and not more than fifteen, days in advance of the date such transaction or event will become effective that all of the outstanding shares of Common Stock are to be converted pursuant thereto solely into the right to receive, for each share of Common Stock so converted, cash and/or shares of Qualifying Acquiror Common Stock (as defined below) (valued at the Current Market Price as of the date of such notice) together having a value in excess of $35.70, (2) the Corporation shall have declared and paid all dividends on the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, whether or not theretofore declared or undeclared, to the date of the Change of Control and the holders thereof shall have been given reasonable opportunity to convert, prior to such Change of Control, any shares of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock so issued as a dividend, and (3) immediately following such event the number of shares of Qualifying Acquiror Common Stock into which shares of Series D Preferred Stock shall have been converted (together with, if shares of Series D Preferred Stock are to remain outstanding, any shares of Qualifying Acquiror Common Stock into which all outstanding shares of Series D Preferred Stock would be convertible) would represent both (A) less than 5% of the total number of shares of Qualifying Acquiror Common Stock outstanding immediately after such event and (B) less than one third of the number of shares of Qualifying Acquiror Common Stock that would be Publicly Traded immediately after such event. For purposes of this Section 9, the term "Qualifying Acquiror Common Stock" means the common stock of any corporation if listed on or admitted to trading on the NYSE, AMEX or Nasdaq, and the term "Publicly Traded" means shares of such Qualifying Acquiror Common Stock that are both (1) held by persons who are neither officers, directors or Affiliates of such corporation nor the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act) of 5% or more of the total number of shares then issued and outstanding, and (2) not "restricted securities" (as such term is defined in Rule 144 of the Securities Act of 1933, as amended).

       (g) The Corporation shall not engage in any transaction of the type referred to in clause (ii) of paragraph (f) above (other than one which is not a "Change of Control" by virtue of application of the proviso to paragraph (f) above) unless (i) if the Corporation shall be the surviving or continuing entity of such transaction, the Corporation shall, after consummation thereof, have sufficient funds to perform its obligations under this Section 9, and (ii) if the

Corporation shall not be the surviving or continuing entity of such transaction, proper and adequate provision shall be made, in the definitive documentation providing for such transaction or otherwise, to ensure that the surviving or continuing corporation of such transaction shall expressly assume the Corporation's obligations under this Section 9 and shall have sufficient funds to perform its obligations under this Section 9.

       10. Sinking Fund Redemption. The shares of the Series D Preferred Stock are not subject to sinking fund requirements.

       IN WITNESS WHEREOF, Sirius Satellite Radio Inc. has caused this Certificate to be duly executed on its behalf by its undersigned duly authorized officer this ___th day of ________, 2000.

                                        SIRIUS SATELLITE RADIO INC.


                                        By:
                                           -------------------------------------
                                           Name:  Patrick L. Donnelly
                                           Title: Secretary